                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              ------------------

                                   FORM 11-K

                                 Annual Report

/X/ Annual Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934 [Fee Required]


For the year ended December 31, 1994
                   -----------------
                                       or

/ / Transition Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934 [No Fee Required)

For the transition period from                        to
                               ----------------------    -----------------

Commission file number 1-5256
                       ------

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                              (Full title of plan)





                   1047 NORTH PARK ROAD, WYOMISSING, PA 19610
                   ------------------------------------------
                         (Address of principal offices)



Registrant's telephone number, including area code (610) 378-1151
                                                   --------------

Item 1.   Changes in the Plan

Effective April 1, 1994, the amount of compensation which eligible employees may elect to contribute to the Plan increased from 8% to 10%.

Item 2.   Changes in Investment Policy

There have been no changes during the year in the policy with respect to the kind of securities or other investments in which funds held under the Plan may be invested.

Item 3.   Contributions Under the Plan

Contributions made by VF Corporation (the Corporation) are measured by reference to the employee's contributions and are not discretionary.

Item 4.   Participating Employees

There were approximately 7,482 enrolled participants in the Plan as of December 31, 1994, out of approximately 8,512 eligible employees.

Item 5.   Administration of the Plan

(a) The Plan provides that a Committee of three persons be appointed to administer the Plan. The Committee, the VF Corporation Pension Plan Committee, is comprised of the following officers of the Corporation: Lori
     M. Tarnoski, Vice President-Secretary; Frank C. Pickard III, Vice President-Treasurer; and Harold E. Addis, Vice President - Human Resources and Administration. All committee persons are located at the Corporation's headquarters: 1047 North Park Road, Wyomissing, PA 19610. Each of these individuals is an employee of the Corporation. The Committee has the power to adopt rules and regulations for carrying out and administering the Plan and has the full authority and power to construe, interpret and administer the Plan. Committee members receive no compensation from the Plan.

(b) All expenses of administration of the Plan, including Trustee fees, are paid by the Corporation.

Item 6.   Custodian of Investments

(a) The Corporation has entered into a Trust Agreement under which UMB Bank, n.a., 10th and Grand, P.O. Box 419692, Kansas City, MO 64141-6692, has been appointed as Trustee under the Plan. Under the terms of the Trust Agreement, UMB Bank, n.a. holds and invests all assets of the Plan, subject to the direction of each of the participants of the Plan regarding the fund or funds to receive contributions.

(b)  The custodian's compensation is paid by the Corporation.

(c)  No bond was furnished or is required to be furnished by the Trustee.

Item 7.   Reports to Participating Employees

Each participant receives a quarterly statement showing the amounts contributed by him/her to each of the funds during the calendar quarter and the market values as of the end of each quarter. The statement also shows the Corporation's matching contributions allocated to the participant through the Employee Stock Ownership Plan, which are invested in ESOP Preferred Stock, and the fair values based on the preferred stock's stated redemption price of $30.875 per share or 80% of the market value of the Corporation's Common Stock, whichever is greater.

Item 8.  Investment of Funds

Each participant by written election directs the Trustee to invest his/her own contributions in one or more of the following funds:

     - Money Market Fund
     - Fixed Income Fund
     - Equity Growth & Income Fund
     - Equity Growth Fund
     - VF Corporation Common Stock Fund (investing in common stock of the Corporation)

Brokerage commissions of $6,859, $6,436, and $6,166 for the years ended December 31, 1994, 1993 and 1992 were paid by the Trustee to acquire the Corporation's common stock for the Plan.

The Corporation's matching contributions go solely to the ESOP. These contributions are allocated to participants who receive full value in the form of ESOP Preferred Stock and are used by the ESOP to pay debt service on a loan from the Corporation.

Item 9.   Financial Statements and Exhibits

(a) Financial Statements                                               Page No.

    Report of Independent Auditors                                         5

    Statements of Net Assets Available for Benefits -
      For the Years Ended December 31, 1994 and 1993
      - Combined Plan                                                      6
      - Money Market Fund and Fixed Income Fund                            7
      - Equity Growth & Income Fund and Equity Growth Fund                 8
      - VF Corporation Common Stock Fund and                               9
         Employee Stock Ownership Plan

    Statements of Changes in Net Assets Available for Benefits -
      For the Years Ended December 31, 1994, 1993 and 1992
      - Combined Plan                                                     10
      - Money Market Fund                                                 11
      - Fixed Income Fund                                                 12
      - Equity Growth & Income Fund                                       13
      - Equity Growth Fund                                                14
      - VF Corporation Common Stock Fund                                  15
      - Employee Stock Ownership Plan                                     16


    Notes to Financial Statements                                         17

    Schedules:
        Schedules I, II and III have been omitted because the required information is included in the financial statements and the related notes.

(b) Exhibits - none

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the VF Corporation Pension Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                              VF Corporation Tax-Advantaged Savings Plan
                                             for Salaried Employees
                              ------------------------------------------


                              By:   /s/ HAROLD E. ADDIS
                                   -------------------------------------
                                    Harold E. Addis, Chairman of the
                                    VF Corporation Pension Plan Committee



Date:
      ----------------------

                         Report of Independent Auditors

VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Savings Plan for Salaried Employees

We have audited the accompanying statements of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perfom the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees at December 31, 1994 and 1993, and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                                        /s/ ERNST & YOUNG LLP

Reading, Pennsylvania
March 10, 1995

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                 COMBINED PLAN

                                                                                              December 31
                                                                    --------------------------------------------------------
ASSETS                                                                          1994                               1993
------                                                                          ----                               ----
Investments at fair value
  VF Corporation Common Stock -
   396,815 shares in 1994
   395,009 shares in 1993                                                  $ 19,295,129                        $ 18,219,790
  VF Corporation ESOP
  Preferred Stock -
   2,014,427 shares in 1994
   2,050,491 shares in 1993                                                  78,361,197                          75,663,118
  United States goverment obligations                                        15,767,773                          13,673,576
  Other securities                                                           48,287,278                          40,149,325
                                                                    ----------------------                 -----------------
     Total investments                                                      161,711,377                         147,705,809
Dividends and interest receivable                                               275,090                             246,092
Loans receivable from participants                                            7,283,233                           5,718,544
                                                                    ----------------------                 -----------------
     TOTAL ASSETS                                                           169,269,700                         153,670,445
                                                                    ----------------------                 -----------------
LIABILITIES
-----------

Withdrawals and terminations
  payable to participants                                                     1,965,876                             861,855
Employee Stock Ownership
  Plan obligation - payable to VF Corporation                                51,667,392                          56,121,089
Forfeitures related to withdrawals
  and terminations                                                               22,176                              16,943
                                                                    ----------------------                 -----------------
     TOTAL LIABILITIES                                                       53,655,444                          56,999,887
                                                                    ----------------------                 -----------------
Net assets available for benefits                                          $115,614,256                         $96,670,558
                                                                    ======================                 =================


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                    MONEY MARKET FUND AND FIXED INCOME FUND




                                                      Money Market Fund                         Fixed Income Fund
                                                         December 31                               December 31
                                          ------------------------------------       --------------------------------------
ASSETS                                           1994                1993                  1994                  1993
------                                           ----                ----                  ----                  ----
Investments, at fair value
  United States government obligations      $          0         $         0            $15,767,773           $13,673,576
  Other securities                             5,717,176           5,406,831              1,236,587             1,460,947
                                          ----------------     ---------------       ----------------      ----------------
     Total investments                         5,717,176           5,406,831             17,004,360            15,134,523
Dividends and interest receivable                 27,978              15,686                242,709               228,310
Loans receivable from participants             1,224,845           1,040,317              1,406,351             1,133,339
                                          ----------------     ---------------       ----------------      ----------------
     TOTAL ASSETS                              6,969,999           6,462,834             18,653,420            16,496,172
                                          ----------------     ---------------       ----------------      ----------------
LIABILITIES
-----------
Withdrawals and terminations
 payable to participants                          90,309             100,468                526,219               136,218

Forfeitures related to withdrawals
 and terminations                                      0                 163                      0                   202
                                          ----------------     ---------------       ----------------      ----------------
     TOTAL LIABILITIES                            90,309             100,631                526,219               136,420
                                          ----------------     ---------------       ----------------      ----------------
Net assets available for benefits           $  6,879,690         $ 6,362,203            $18,127,201           $16,359,752
                                          ================     ===============       ================      ================



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

               EQUITY GROWTH & INCOME FUND AND EQUITY GROWTH FUND



                                           Equity Growth & Income Fund                         Equity Growth Fund
                                                  December 31                                     December 31
                                       -------------------------------------------   ----------------------------------------
ASSETS                                            1994                  1993                 1994                  1993
------                                            ----                  ----                 ----                  ----
Investments, at fair value
  Other securities                          $   25,348,419         $  22,366,528         $  15,730,539         $  10,684,033
                                       ---------------------     -----------------   -------------------    -----------------
     Total investments                          25,348,419            22,366,528            15,730,539            10,684,033
Dividends and interest receivable                      125                    82                   148                    67
Loans receivable from participants               1,986,103             1,550,713               543,483               379,273
                                       ---------------------     -----------------   -------------------    -----------------
     TOTAL ASSETS                               27,334,647            23,917,323            16,274,170            11,063,373
                                       ---------------------     -----------------   -------------------    -----------------
LIABILITIES
-----------
Withdrawals and terminations
 payable to participants                           387,091               225,221               294,676                97,948
Forfeitures related to withdrawals
 and terminations                                        0                   821                     0                    65
                                       ---------------------     -----------------   -------------------    -----------------
     TOTAL LIABILITIES                             387,091               226,042               294,676                98,013
                                       ---------------------     -----------------   -------------------    -----------------
Net assets available for benefits           $   26,947,556         $  23,691,281         $  15,979,494         $  10,965,360
                                       =====================     =================   ===================    =================



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

       VF CORPORATION COMMON STOCK FUND AND EMPLOYEE STOCK OWNERSHIP PLAN


                                                    VF Corporation Common Stock Fund             Employee Stock Ownership Plan
                                                               December 31                                December 31
                                                ---------------------------------------       ------------------------------------
ASSETS                                                 1994                    1993                 1994                1993
------                                                 ----                    ----                 ----                ----
Investments, at fair value
  VF Corporation Common Stock
   396,815 shares in 1994
   395,009 shares in 1993                           $19,295,129             $18,219,790          $         0          $         0
  VF Corporation ESOP
  Preferred Stock
   2,014,427 shares in 1994
   2,050,491 shares in 1993                                   0                       0           78,361,197           75,663,118
  Other securities                                      177,387                 189,091               77,170               41,895
                                                ----------------         ---------------      ---------------      ---------------
     Total investments                               19,472,516              18,408,881           78,438,367           75,705,013

Dividends and interest receivable                           637                     300                3,493                1,647
Loans receivable from participants                    2,122,451               1,614,902                    0                    0
                                                ----------------         ---------------      ---------------      ---------------
        TOTAL ASSETS                                 21,595,604              20,024,083           78,441,860           75,706,660
                                                ----------------         ---------------      ---------------      ---------------
LIABILITIES
-----------
Withdrawals and terminations
  payable to participants                               314,703                 140,009              352,878              161,991

Employee Stock Ownership
  Plan obligation - payable to VF Corporation                 0                       0           51,667,392           56,121,089

Forfeitures related to withdrawals
  and terminations                                            0                     600               22,176               15,092
                                                ----------------         ---------------      ---------------      ---------------
        TOTAL LIABILITIES                               314,703                 140,609           52,042,446           56,298,172
                                                ----------------         ---------------      ---------------      ---------------
Net assets available for benefits                   $21,280,901             $19,883,474          $26,399,414          $19,408,488
                                                ================         ===============      ===============      ===============



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                 COMBINED PLAN

                                                                              Year Ended December 31
                                                    ---------------------------------------------------------------------
                                                                   1994                   1993                   1992
                                                                   ----                   ----                   ----
Investment income
  Dividends on VF Corporation
   Common Stock                                              $   497,205            $   492,821            $   432,281

  Dividends on ESOP
   Preferred Stock                                             4,228,632              4,290,967              4,335,278

  Interest                                                       979,143              1,052,117                975,168

  Income from mutual funds and
   bank common trust funds                                     2,614,714              2,285,814              3,257,792
                                                    ----------------------      -----------------     -------------------
                                                               8,319,694              8,121,719              9,000,519
                                                    ----------------------      -----------------     -------------------
Contributions
  Interest on loan repayment                                     402,626                288,773                204,448

  Participants                                                15,290,975             10,822,389              9,485,940

  VF Corporation                                               5,570,215              4,542,628              3,960,222
                                                    ----------------------      -----------------     -------------------
                                                              21,263,816             15,653,790             13,650,610
                                                    ----------------------      -----------------     -------------------

Withdrawals                                                   (8,128,767)            (4,975,559)            (4,862,648)

Forfeitures that reduce
 VF Corporation contributions                                   (118,128)              (146,621)               (71,919)

Interest paid to VF Corporation on Employee
 Stock Ownership Plan obligation                              (5,344,502)            (5,698,769)            (5,954,445)

Net realized gain on investments                               1,224,507                794,846                421,571

Net unrealized appreciation (depreciation)
 in fair value of investments                                  1,727,078            (12,820,932)            26,406,953
                                                    ----------------------      -----------------     -------------------
Net increase                                                  18,943,698                928,474             38,590,641

Net assets available for benefits
 at beginning of year                                         96,670,558             95,742,084             57,151,443
                                                    ----------------------      -----------------     -------------------
Net assets available for benefits
 at end of year                                             $115,614,256            $96,670,558            $95,742,084
                                                    ======================      =================     ===================

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                               MONEY MARKET FUND

                                                                               Year Ended December 31
                                                      ----------------------------------------------------------------------
                                                               1994                     1993                        1992
                                                               ----                     ----                        ----
Investment income

  Income from mutual funds and
   bank common trust funds                              $    204,216              $    185,319              $     196,134
                                                      ----------------         -----------------         -------------------
                                                             204,216                   185,319                    196,134
                                                      ----------------         -----------------         -------------------
Contributions
  Interest on loan repayments                                 34,933                    29,013                     26,475
  Participants                                             1,024,192                   965,642                  1,160,453
                                                      ----------------         -----------------         -------------------
                                                           1,059,125                   994,655                  1,186,928
                                                      ----------------         -----------------         -------------------

Withdrawals                                                 (434,310)                 (427,805)                  (582,038)
Forfeitures that reduce
  VF Corporation contributions                                  (435)                   (2,177)                    (1,268)

Fund transfers, net                                         (311,109)               (1,106,278)                (1,063,530)
                                                      ----------------         -----------------         -------------------
Net increase (decrease)                                      517,487                  (356,286)                  (263,774)

Net assets available for benefits at
  beginning of year                                        6,362,203                 6,718,489                  6,982,263
                                                      ----------------         -----------------         -------------------
Net assets available for benefits at
  end of year                                           $  6,879,690              $  6,362,203              $   6,718,489
                                                      ================         =================         ===================


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                               FIXED INCOME FUND

                                                                                       Year Ended December 31
                                                         --------------------------------------------------------------------------
                                                                      1994                         1993                     1992
                                                                      ----                         ----                     ----
Investment income
  Interest                                                     $    979,143               $    1,052,117             $    975,168
  Income from mutual funds and
   bank common trust funds                                           38,440                       10,278                   18,207
                                                         --------------------          -------------------        -----------------
                                                                  1,017,583                    1,062,395                  993,375
                                                         --------------------          -------------------        -----------------
Contributions
  Interest on loan repayments                                        59,901                       51,108                   40,561
  Participants                                                    2,598,897                    2,339,497                2,240,187
                                                         --------------------          -------------------        -----------------
                                                                  2,658,798                    2,390,605                2,280,748
                                                         --------------------          -------------------        -----------------


Withdrawals                                                      (1,771,571)                  (1,157,076)              (1,286,865)
Forfeitures that reduce
  VF Corporation contributions                                         (890)                      (1,946)                  (3,233)
Net realized gain (loss) on investments                              22,892                      (12,656)                 (15,069)
Net unrealized depreciation
  in fair value of investments                                     (146,268)                     (12,832)                 (30,255)

Fund transfers (net)                                                (13,095)                    (303,898)                 209,157
                                                         --------------------          -------------------        -----------------
Net increase                                                      1,767,449                    1,964,592                2,147,858
Net assets available for benefits at
  beginning of year                                              16,359,752                   14,395,160               12,247,302
                                                         --------------------          -------------------        -----------------
Net assets available for benefits at
  end of year                                                  $ 18,127,201               $   16,359,752             $ 14,395,160
                                                         ====================          ===================        =================


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                           EQUITY GROWTH & INCOME FUND


                                                                           Year Ended December 31
                                               ----------------------------------------------------------------------------
                                                           1994                        1993                        1992
                                                           ----                        ----                        ----
Investment income
  Income from mutual funds and
   bank common trust funds                          $   1,833,144              $    1,197,977              $    2,219,621
                                               --------------------        --------------------        --------------------
                                                        1,833,144                   1,197,977                   2,219,621
                                               --------------------        --------------------        --------------------
Contributions
  Interest on loan repayments                             123,536                      84,286                      55,468
  Participants                                          4,624,489                   3,056,697                   2,486,856
                                               --------------------        --------------------        --------------------
                                                        4,748,025                   3,140,983                   2,542,324
                                               --------------------        --------------------        --------------------


Withdrawals                                            (2,031,249)                 (1,170,331)                 (1,171,833)
Forfeitures that reduce
  VF Corporation contributions                             (1,164)                     (3,966)                     (2,564)
Net realized gain on investments                          170,735                     117,328                      29,069

Net unrealized (depreciation) appreciation
  in fair Value of investments                         (1,437,737)                  2,097,687                    (565,714)
Fund transfers, net                                       (25,479)                    628,464                     442,288
                                               --------------------        --------------------        --------------------
Net increase                                            3,256,275                   6,008,142                   3,493,191
Net assets available for benefits at
  beginning of year                                    23,691,281                  17,683,139                  14,189,948
                                               --------------------        --------------------        --------------------
Net assets available for benefits at
  end of year                                       $  26,947,556              $   23,691,281              $   17,683,139
                                               ====================        ====================        ====================


See notes to financial statements.

       VF COPPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                               EQUITY GROWTH FUND

                                                                                   Year Ended December 31
                                                   ----------------------------------------------------------------------------
                                                               1994                         1993                        1992
                                                               ----                         ----                        ----
Investment income
  Income from Mutual funds and
   bank common trust funds                             $     515,020                $     877,085               $     807,786
                                                   -------------------           ------------------          ------------------
                                                             515,020                      877,085                     807,786
                                                   -------------------           ------------------          ------------------
Contributions
  Interest on loan repayments                                 81,580                       35,211                      21,514

  Participants                                             3,834,443                    1,450,084                   1,067,754
                                                   -------------------           ------------------          ------------------
                                                           3,916,023                    1,485,295                   1,089,268
                                                   -------------------           ------------------          ------------------

Withdrawals                                               (1,129,617)                    (409,898)                    (93,788)
Forfeitures that reduce
  VF Corporation contributions                                  (118)                      (1,512)                       (641)
Net realized (loss) gain on investments                      (10,760)                       5,543                     (27,894)
Net unrealized (depreciation) appreciation
  in fair value of investments                              (715,960)                     651,820                    (417,780)
Fund transfers, net                                        2,439,546                    2,471,670                     501,959
                                                   -------------------           ------------------          ------------------
Net increase                                               5,014,134                    5,080,003                   1,858,910
Net assets available for benefits at
  beginning of year                                       10,965,360                    5,885,357                   4,026,447
                                                   -------------------           ------------------          ------------------
Net assets available for benefits at
  end of year                                          $  15,979,494                $  10,965,360               $   5,885,357
                                                   ===================           ==================          ==================


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                        VF CORPORATION COMMON STOCK FUND

                                                                         Year Ended December 31
                                           ---------------------------------------------------------------------------------
                                                          1994                          1993                        1992
                                                          ----                          ----                        ----
Investment income
  Dividends on VF Corporation
   Common Stock                                   $     497,205                $     492,821                $     432,281

  Income from mutual funds and
   bank common trust funds                                4,284                        2,559                        2,725
                                           -----------------------        ----------------------       ---------------------
                                                        501,489                      495,380                      435,006
                                           -----------------------        ----------------------       ---------------------
Contributions
  Interest on loan repayments                           102,676                       89,155                       60,430

  Participants                                        3,208,954                    3,010,469                    2,530,690
                                           -----------------------        ----------------------       ---------------------
                                                      3,311,630                    3,099,624                    2,591,120
                                           -----------------------        ----------------------       ---------------------


Withdrawals                                          (1,310,494)                  (1,023,379)                  (1,152,194)
Forfeitures that reduce
  VF Corporation contributions                             (841)                      (4,057)                      (3,145)
Net realized gain on investments                        770,499                      506,187                      435,465

Net unrealized appreciation (depreciation)
  in fair value of investments                          215,007                   (3,612,779)                   4,831,401
Fund transfers, net                                  (2,089,863)                  (1,689,958)                     (89,874)
                                           -----------------------        ----------------------       ---------------------
Net increase (decrease)                               1,397,427                   (2,228,982)                   7,047,779
Net assets available for benefits at
  beginning of year                                  19,883,474                   22,112,456                   15,064,677
                                           -----------------------        ----------------------       ---------------------
Net assets available for benefits at
  end of year                                     $  21,280,901                $  19,883,474                $  22,112,456
                                           =======================        ======================       =====================


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                         EMPLOYEE STOCK OWNERSHIP PLAN

                                                                            Year Ended December 31
                                                  ---------------------------------------------------------------------------
                                                            1994                        1993                         1992
                                                            ----                        ----                         ----

Investment income
  Dividends on ESOP Preferred Stock                  $   4,228,632               $   4,290,967                $   4,335,278

  Income from mutual funds and
   bank common trust funds                                  19,610                      12,596                       13,319
                                                  ------------------          ------------------           ------------------
                                                         4,248,242                   4,303,563                    4,348,597
                                                  ------------------          ------------------           ------------------
Contributions
  VF Corporation                                         5,570,215                   4,542,628                    3,960,222
                                                  ------------------          ------------------           ------------------
                                                         5,570,215                   4,542,628                    3,960,222
                                                  ------------------          ------------------           ------------------

Withdrawals                                             (1,451,526)                   (787,070)                    (575,930)
Forfeitures that reduce
  VF Corporation contributions                            (114,680)                   (132,963)                     (61,068)
Interest paid to VF Corporation on Employee Stock
  Ownership Plan obligation                             (5,344,502)                 (5,698,769)                  (5,954,445)
Net realized gain on investments                           271,141                     178,444                            0
Net unrealized appreciation (depreciation)
  in fair value of investments                           3,812,036                 (11,944,828)                  22,589,301
                                                  ------------------          ------------------           ------------------
Net increase (decrease)                                  6,990,926                  (9,538,995)                  24,306,677
Net assets available for benefits at
  beginning of year                                     19,408,488                  28,947,483                    4,640,806
                                                  ------------------          ------------------           ------------------
Net assets available for benefits at
  end of year                                        $  26,399,414               $  19,408,488                $  28,947,483
                                                  ==================          ==================           ==================


See notes to financial statements.

       VP CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS


NOTE A -- DESCRIPTION OF THE PLAN

VF Corporation (the Corporation) sponsors the VP Corporation Tax-Advantaged Savings Plan for Salaried Employees (the Plan), which is a cash or deferred plan under Section 401(k) of the Internal Revenue Code. Under the Plan, certain salaried employees of specified subsidiaries, having at least one year of credited service, may elect to contribute between 2% and 10% of their compensation to the Plan. The Corporation matches employee contributions by 50% for up to 6% of compensation contributed by the employee. Employees remain fully vested in their contributions to the Plan. The Corporation's matching contributions are vested monthly on a pro rata basis with full vesting after five years of service or upon normal or late retirement, disability or death.

The Plan includes an Employee Stock Ownership Plan (ESOP). In 1990, the ESOP purchased 2,105,263 shares of VF Corporation 6.75% Series B ESOP Convertible Preferred Stock (ESOP Preferred Stock) for $65.0 million. Each share of ESOP Preferred Stock, which has a redemption value of $30.88 plus cumulative accrued dividends, is convertible into an eight-tenths share of VF Corporation Common Stock and is entitled to one vote. The trustee for the ESOP may convert the ESOP Preferred Stock to Common Stock at any time or may cause the Corporation to redeem the ESOP Preferred Stock under certain circumstances. The ESOP Preferred Stock also has preference in liquidation over all other stock issues. The Corporation's matching contributions, all of which go to the ESOP, are allocated to employees in shares of ESOP Preferred Stock. Of the shares of ESOP Preferred Stock owned by the ESOP, 637,947 shares in 1994 and 503,616 shares in 1993 have been allocated to employees.

The ESOP's purchase of the ESOP Preferred Stock was funded by a loan of $65.0 million from the Corporation that bears interest at 9.8%. The obligation will be repaid in increasing installments through 2003 from future Corporation matching contributions to the ESOP and dividends on the ESOP Preferred Stock.

Employee contributions are invested at the direction of the employee in one or more of the funds administered by the Plan's trustee. The investment programs of the Plan are as follows:

      (a)   Money Market Fund:   Monies are invested in a money market fund.

      (b)   Fixed Income Fund:   Monies are invested in investment vehicles that
            provide a fixed rate of return.

      (c)   Equity Growth & Income-Fund:   Monies are invested in investments
            with emphasis on capital appreciation.

      (d)   Equity Growth Fund:   Monies are primarily invested in common stock,
            securities convertible into common stock and debt securities.

      (e)   VF Corporation Common Stock Fund:   Monies are invested in Common
            Stock of the Corporation purchased on the open market at prevailing prices on the New York Stock Exchange on the date of purchase. Employees can direct no more than 50% of their contributions to the VF Corporation Common Stock Fund.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

Individual accounts are maintained for each participant; each account includes the individual's contributions, Corporation matching contributions and investment funds' earnings. Accounts may become payable upon retirement, disability, death or termination of employment. Participants may also withdraw all or a portion of their accounts by filing a written request that demonstrates financial hardship. Participants may elect to receive distributions in a lump sum or in an annuity, or accounts may be rolled over into another IRS-approved tax deferral vehicle. Forfeitures are used to reduce VP Corporation's obligation to pay plan expenses.

Participants may borrow from their individual account. They are charged interest at the Morgan Guaranty "Published" prime rate at the time of the loan and repay the principal within 60 months, or 120 months if the loan is for the purchase of their primary residence. Participants may borrow up to 100% of the Money Market Fund and 75% of remaining funds, not to exceed 50% of the participant's vested account balance, but may not borrow from the Corporation matching portion. Payment in full is required at termination of employment. There were 2,383 loans outstanding at December 31, 1994.

Although it has no intent to do so, the Corporation may terminate the Plan in whole or in part at any time. In the event of termination, participants become fully vested in their accounts.

The number of participants in each fund was as follows:


                                           Year Ended December 31
                                           ----------------------

                                       1994         1993         1992
                                       ----         ----         ----
Money Market Fund                      2,818        2,549        2,657
Fixed Income Fund                      4,382        3,818        3,734
Equity Growth & Income Fund            5,603        4,665        4,125
Equity Growth Fund                     3,999        2,776        3,914
VF Corporation Common Stock Fund       4,839        4,327        1,666
Employee Stock Ownership Plan          7,317        6,214        5,552

The total number of participants in the Plan was less than the sum of participants shown above because many were participating in more than one fund.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. The ESOP Preferred Stock is stated at fair value, based on the greater of 80% of the fair value of the Corporation's common stock or the preferred stock's stated redemption price. For commercial notes and United States government obligations, the Plan trustee has established a fair value based on yields currently available on comparable instruments. The fair value of the participation units owned by the Plan in mutual funds and bank common trust funds is based on quoted redemption values on the last business day of the plan year. Unallocated insurance contracts are valued at contract values as estimated by the insurer. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to pay the insurance company's administrative expenses.

The changes in the difference between fair value and cost of investments are reflected as unrealized appreciation or depreciation in fair value of investments in the statements of changes in net assets available for benefits.

In determining the realized gain or loss on investments sold, the cost of investments has been determined on the average cost basis for marketable securities and on the identified cost basis for mutual funds and bank common trust funds, commercial notes and unallocated insurance contracts.

Administrative expenses consisting primarily of fees for legal, accounting and other services are paid directly by the Corporation in accordance with the Plan Agreement and are based on customary and reasonable rates for such services.

NOTE C -- INCOME TAX STATUS

The Internal Revenue Service has issued a Favorable Determination Letter dated May 12, 1987, stating that the Plan qualifies under the appropriate sections of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Plan Committee is not aware of any action or series of events that have occurred that might adversely effect the Plan's Qualified Status.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE D INVESTMENTS

The net unrealized appreciation (depreciation) in fair value of investments included in Plan equity is as follows:



                                                    Net Unrealized
                                             Appreciation (Depreciation)                            Fair value
                                    in Fair Value for the Year Ended December 31                   at December 31
                                  ------------------------------------------------ -----------------------------------------------

                                       1994             1993            1992            1994            1993             1992
                                  -------------   ----------------  -------------  --------------  --------------   --------------
Fair value as determined by
  quoted market or stated
  redemption price:
 VF Corporation Common Stock       $   215,007      $ (3,612,779)   $  4,831,401    $ 19,295,129    $ 18,219,790    $ 21,206,226
 ESOP Preferred Stock                3,812,036       (11,944,828)     22,589,301      78,361,197      75,663,118      88,284,786
 Mutual Funds and
  bank common trust funds           (2,153,697)        2,749,507        (983,494)     46,457,343      38,268,505      28,631,723
                                  -------------   ----------------  -------------  --------------  --------------   --------------
                                     1,873,346       (12,808,100)     26,437,208     144,113,669     132,151,413     138,122,735
Fair value as determined by
  Plan trustee:
  United States government
   obligations                                                                        15,767,773      13,673,576      11,024,047
  Commercial notes                    (146,268)          (12,832)        (30,255)        249,552       1,041,341       2,044,427
  Mutual funds and
   bank common trust funds                                                             1,580,383         621,992         807,326
Unallocated insurance
 contracts                                                                                     0         217,487         206,132
                                  -------------   ----------------  -------------  --------------  --------------   --------------
                                      (146,268)          (12,832)        (30,255)     17,597,708      15,554,396      14,081,932
                                  -------------   ----------------  -------------  --------------  --------------   --------------
                                   $ 1,727,078      $(12,820,932)   $ 26,406,953    $161,711,377    $147,705,809    $152,204,667
                                  =============   ================  =============  ==============  ==============   ==============



Unrealized appreciation in fair value of investments at December 31, 1994 and 1993 was $21,770,129 and $20,043,051, respectively.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

                   NOTES TO FINANCIAL STATEMENTS (Continued)


NOTE D -- INVESTMENTS (Continued)

The net realized gain on the disposition of investments was as follows:


                                   Year Ended December 31

                            1994            1993           1992
                      --------------  --------------  --------------
Aggregate proceeds      $49,419,023     $47,003,365     $42,047,185
Aggregate cost           48,194,516      46,208,519      41,625,614
                      --------------  --------------  --------------
Net realized gain       $ 1,224,507     $   794,846     $   421,571
                      ==============  ==============  ==============


Of the net realized gain, $1,041,640, $684,631, and $435,465 related to gains recognized on the sale of VF Common Stock and the redemption of VF Preferred Stock for the years ended 1994, 1993, and 1992, respectively.

The fair value of individual investments that represent 5% or more of the Plan's net assets at December 31, 1994 and 1993 are as follows:


                                          1994            1993
                                      -----------     -----------
ESOP Preferred Stock                  $78,361,197     $75,663,118
Fidelity Growth & Income Fund          25,189,257      22,264,551
VF Corporation Common Stock            19,295,129      18,219,790
Fidelity Magellan Fund                 15,590,208      10,617,124
Kemper Money Market Fund                                5,386,830

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS (Continued)

Investment held at December 31, 1994:

                                                             NUMBER OF SHARES
NAME OF ISSUER AND TITLE OF ISSUE                          OR PRINCIPAL AMOUNT           FAIR VALUE                COST
---------------------------------                          -------------------           ----------                ----
Securities of participating employer:
  VF Corporation Common Stock                                           396,815          $ 19,295,129           $ 13,824,745
  VF Corporation 6.75% Series B ESOP
   Convertible Preferred Stock                                        2,014,427            78,361,197             62,195,433
                                                                                      ----------------       ----------------
                                                                                           97,656,326             76,020,178
                                                                                      ----------------       ----------------
United States Government Obligations:
  Small Business Administration Loans:                         $     14,518,471            14,396,787             14,492,120
    (Rates of 5.37% to 10.625%),
     maturities of 9/15/96 to 2/22/09)
  N.O.A.A. loan (rate of 7.975%, matures 1/2/97)               $        149,710               149,583                149,583
  F.M.H.A. loans Rates of 6.475% to 9.875%,
     maturities of 2/01/96 to 11/15/08)                        $      1,212,620             1,221,403              1,221,403
                                                                                      ----------------       ----------------
                                                                                           15,767,773             15,863,106
                                                                                      ----------------       ----------------
Other Securities;
  Mutual funds and bank common trust funds:
     Kemper Money Market Fund                                         5,677,878             5,677,878              5,677,878
     Fidelity Growth & Income Fund                                    1,194,370            25,189,257             24,491,123
     Fidelity Magellan Fund                                             233,386            15,590,208             16,059,937
     UMB Bank Funds:
      Money Market Account                                            1,064,205             1,064,205              1,064,205
      UMB Prime - I                                                     516,178               516,178                516,178
  Deere and Company (Due 1/10/95)                              $        250,000               249,552                248,643
                                                                                      ----------------       ----------------
                                                                                           48,287,278             48,057,964
                                                                                      ----------------       ----------------
                                                                                         $161,711,377           $139,941,248
                                                                                      ================       ================